UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2008

GLOBAL 8 ENVIRONMENTAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

000-30096
(Commission file number)

Nevada	77-0454933
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

210 Broadway, Suite 208 Orangeville, Ontario L9W5G4	(888) 419-0430
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a) Effective July 07, 2008, Mr. Carl Mennie resigned as Chief Financial Officer of the Company to pursue other business interests. The separation was amicable and the Company accepted Mr. Mennie's resignation.

(b) Effective July 10, 2008, Mr. Chad Burback was appointed to the position of interim Chief Financial Officer of Global 8 Environmental Technologies, Inc.  From September 2000 to present, Mr. Burback has served as the Company’s Secretary and a Director and has assisted with the organization and development of the Company. From March 1998 to October, 2001, Mr. Burback served as the Plant Manager of Hamilton Bio Conversion Inc., a de-packaging and recycling facility company located in Hamilton, Ontario, Canada. From June 1995 to March 1998, Mr. Burback was the Plant Manager for Brampton Bio Conversion Inc., a de-packaging and recycling facility in Brampton, Ontario, Canada. Mr. Burback had the overall responsibility for the expansion of the plant facilities and assisted with project schedules and construction contracts, operations control and management, office administration, manage expenditures, compliance with permits and plant safety and security, and administrative staff.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 11, 2008                                                             Global 8 Environmental Technologies, Inc.

By: /s/ Edwin Kroeker
Edwin Kroeker
Chief Executive Officer